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   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 6, 1998.

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

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
[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14A-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[X]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                     AMERICAN BANKERS INSURANCE GROUP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                      AMERICAN INTERNATIONAL GROUP, INC.
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  (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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                            [AIG LOGO] AMERICAN INTERNATIONAL GROUP, INC.
                                        70 Pine Street New York, New York 10270

NEWS

Contact: Joe Norton
         Director of Public Relations
         212/770-3144


             AIG FILES LAWSUIT AGAINST CENDANT CORPORATION ALLEGING
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       VIOLATION OF FEDERAL SECURITIES LAWS IN PROPOSED AMERICAN BANKERS
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                                  ACQUISITION
                                  -----------


NEW YORK, February 6, 1998 -- American International Group, Inc. (AIG) today announced that it has filed a lawsuit in the United States District Court for the Southern District of Florida against Cendant Corporation arising out of Cendant's proposed acquisition of American Bankers Insurance Group, Inc.

        The action alleges that Cendant has embarked upon a "campaign of misinformation by disseminating numerous false and misleading statements to American Bankers' shareholders in violation of federal securities laws." Among other things, the lawsuit claims that Cendant, a company with a highly leveraged balance sheet, negative tangible net worth and no history of running an insurance company, falsely claims that it is on an "equal footing" with AIG in the insurance regulatory approval process. AIG, which entered into a merger agreement with American Bankers on December 21, 1997, also alleges that Cendant and its advisors are soliciting American Bankers' shareholders to vote against the AIG/American Bankers merger in violation of the federal securities laws by failing to file a registration statement covering the shares of Cendant common stock that Cendant would issue in connection with its proposed acquisition of American Bankers, thereby depriving the shareholders of American Bankers of all material information required to evaluate Cendant's common stock.

        AIG seeks an order enjoining Cendant from continuing to violate the federal securities laws, and from making any further reference to its proposed acquisition of American Bankers until Cendant files a registration statement with the Securities and Exchange Commission and delivers a prospectus to American Bankers' shareholders.

        AIG today also announced that on February 3, 1998, it filed a motion to dismiss the Amended Complaint filed against it by Cendant.

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        AIG is the leading U.S.-based international insurance organization and among the largest underwriters of commercial and industrial insurance in the United States. Its member companies write property, casualty, marine, life and financial services insurance in approximately 130 countries and jurisdictions, and are engaged in a range of financial services businesses. American International Group, Inc.'s common stock is listed on the New York Stock Exchange, as well as the stock exchanges in London, Paris, Switzerland and Tokyo.